EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of _________________, 1997 by and between Beta Oil & Gas, Inc. ( the "COMPANY") and Steven Fischer ("Employee").

                                    RECITALS

         WHEREAS, COMPANY desires to benefit from Employee's expertise in financing and operating oil and gas companies;

         WHEREAS, Employee desires to accept such employment, subject to the conditions and terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1.       Terms and Duties.

         COMPANY shall employ Employee as Vice- President of Capital Markets commencing immediately and terminating upon the date which is four years from the Effective Date. Employee shall faithfully and diligently perform all professional duties and acts as may be required by the Board of Directors of the Company. The Effective Date shall mean, for purposes of this Agreement, the date upon which the Employee's employment agreement is executed.

         2.       Exclusivity.

         Employee agrees to perform Employee's services efficiently and to the best of Employee's ability. Employee agrees throughout the term of this Agreement to devote the majority of his time, energy and skill to the business of the COMPANY and to the promotion of the best interests of the COMPANY. The Employee understands that he must obtain the consent of the Board of Directors of the Company to commit to any additional positions which would require utilization of his business time.

         3.       Compensation.



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         Subject  to the  termination  of this  Agreement  as  provided  herein,
COMPANY shall compensate Employee for his services hereunder at an annual salary of $60,000 ("Salary"), payable in monthly installments in accordance with the COMPANY's practices, less normal payroll deductions beginning on March 1, 1999. In addition to the Salary as defined above, COMPANY agrees to pay Employee a bonus, at times and in amounts determined by the Board of Directors of the COMPANY. Employee shall be entitled to such other benefits and salary increases as the Board of Directors may determine.

         4.       Disability of Employee.

         Employee shall be considered disabled if, due to illness or injury, either physical or mental, Employee is unable to perform Employee's customary duties as an employee of COMPANY for more than thirty (30) days in the aggregate out of a period of twelve (12) consecutive months. The determination that Employee is disabled shall be made by the Board of Directors of COMPANY, based in part upon a physician's certification from a physician selected by the Board of Directors of COMPANY and reasonably satisfactory to Employee. Employee agrees to timely submit to any required medical or other examination.

         If Employee is determined to be disabled, COMPANY shall have the option of terminating this Agreement in its entirety upon fourteen (14) days written notice, subject to the provisions of Section 6 below, to Employee stating the date of termination, which date may be any time selected by COMPANY, but after the date of the notice.

         6.       Termination and Liquidated Damages.

         COMPANY shall have the right to terminate Employee "for cause".

         For purposes of this Agreement, the term "cause" shall be: (a) any felonious conduct or material fraud by Employee in connection with the COMPANY;
(b) any embezzlement or misappropriation of funds or property of COMPANY by Employee; (c) gross negligence by Employee; and (d) Employee's willful and intentional misconduct in the performance of his material duties and obligations, in each case after written notice to Employee specifying the cause for termination, and, in the case of the causes described in (c) and (d) above, the passage of not less than thirty (30) days after receipt of such notice, during which time Employee shall have the right to respond to COMPANY's notice and cure the breach or other event giving rise to the termination. In the event that Employee is able to cure, this Agreement shall continue in full force and effect. In the event of "for cause" termination, the COMPANY shall not have the right to terminate or otherwise cancel any securities issued by the COMPANY to the Employee.

         7.       Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective devisees, legatees, heirs, legal representatives, successors, and permitted assigns. The preceding sentence shall not affect any restriction on assignment set forth elsewhere in this Agreement.



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         8.       Arbitration.

         If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by either of the parties under this Agreement, then either party may, with notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association.

         9.       Notices.

         Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered, or forty-eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the principal business address of the party to which the communication is addressed.

         10.      Assignment.

         Subject to all other provisions of this Agreement, any attempt to assign or transfer this Agreement or any of the rights conferred hereby, by judicial process or otherwise, to any person, firm, COMPANY, or corporation without the prior written consent of the other party except for a transfer of COMPANY's rights to a subsidiary or affiliate of COMPANY, shall be invalid, and may, at the option of such other party, result in an incurable event of default resulting in termination of this Agreement and all rights hereby conferred.

         11.      Choice of Law.

         This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

         12.      Entire Agreement.

         Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.



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         13.      Severability.

         If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

         14.      Captions.

         The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

         15.      Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         16.      Modification.

         No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

         17.      Attorneys' Fees.

         Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.


         18.      Taxes.

         Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.



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         20.      Not for the Benefit of Creditors or Third Parties.

         The provisions of this Agreement are intended only for the regulation of relations among the parties. This Agreement is not intended for the benefit of creditors of the parties or other third parties and no rights are granted to creditors of the parties or other third parties under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.


                                            "COMPANY"

                                            BETA OIL & GAS, INC.



                                            By:
                                            Title:


                                            "Employee"


                                             Steven Fischer